As filed with the Securities and Exchange Commission on September 12, 2000.

                                                      Registration No. 333-36346
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                   ----------

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------
                            APPLIED BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)

              MINNESOTA                                 41-1508112
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                                                      ANDREW M. WEISS
   501 EAST HIGHWAY 13, SUITE 108          PRESIDENT AND CHIEF EXECUTIVE OFFICER
     BURNSVILLE, MINNESOTA 55337               501 EAST HIGHWAY 13, SUITE 108
           (952) 890-1123                       BURNSVILLE, MINNESOTA 55337
 (Address, including zip code, and                     (952) 890-1123
telephone number, including area code,      (Name, address, including zip code,
of registrant's principal executive           and telephone number, including
              offices)                        area code, of agent for service)

                                 With Copies to:
               Bruce A. Machmeier, Esq. and Kimberly A. Lowe, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                 Plaza VII, Suite 3400, 45 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 607-7000

                                 ---------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                                 ---------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF                 AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION FEE
      SECURITIES TO BE REGISTERED             REGISTERED (1)     PER SHARE            PRICE (4)              (4)
-----------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per share(2).. 1,102,500 shares       $3.00             $3,307,500            $874.00

Common Stock, par value $0.01 per share(3)..   855,750 shares       $ .42             $  359,415            $ 94.90

  TOTAL                                      1,958,250 shares          --             $3,666,915            $968.90

=======================================================================================================================

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares as may be issued in respect of stock splits, stock dividends and similar transactions.

(2)  Shares of Common Stock registered under initial Registration Statement.

(3) Shares of Common Stock registered pursuant to this Amendment No. 2 to the Registration Statement.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act on the basis of the average of the high and low reported sales prices of the Registrant's Common Stock on May 2, 2000 and September 8, 2000 on the Nasdaq SmallCap Market.

                                 ---------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

         THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL A REGISTRATION STATEMENT COVERING THE SECURITIES AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2000


                             PRELIMINARY PROSPECTUS





                                1,958,250 SHARES


                           [LOGO] APPLIED BIOMETRICS



                                  COMMON STOCK

                             -----------------------

         By means of this prospectus, certain shareholders of Applied Biometrics, Inc. are offering to sell up to 1,958,250 shares of Applied Biometrics' common stock. These shares include shares that were issued and sold in private placements as well as shares that are issuable upon exercise of outstanding warrants.

         The prices at which these selling shareholders may sell their shares will be determined by the prevailing market price for our common stock or in negotiated transactions. We will not receive any proceeds from their sale of such shares.

         Our common stock is listed on the Nasdaq SmallCap Market and trades under the symbol "ABIO." On ________________, the closing price of a share of our common stock on the Nasdaq SmallCap Market was $ ________.


        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 4.

                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             -----------------------


                THE DATE OF THIS PROSPECTUS IS _________________.

                               TABLE OF CONTENTS

                                                                      Page No.
                                                                      --------

Where You Can Find More Information .......................................3

Forward Looking Statements ................................................4

About Applied Biometrics...................................................4

Risk Factors...............................................................5

Plan of Distribution.......................................................6

Selling Shareholders.......................................................8

Legal Matters..............................................................16

Experts....................................................................16


                         ------------------------------


         You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy shares of our common stock in any circumstances under which the offer or solicitation is unlawful.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents:

        (a)     our Annual Report on Form 10-K for the year ended December 31,
                1999,

        (b) our Current Reports on Form 8-K, filed on April 17, 2000 and August 23, 2000,

        (c) our Quarterly Reports on Form 10-Q for the periods ended April 30, 2000 and June 30, 2000, and

        (d) the description of our common stock contained in our registration statement on Form 8-A filed on July 23, 1993 and amended by a Form 8-A/A filed on July 30, 1993, as well as any subsequent amendments or reports filed for the purpose of updating such description.

         We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the distribution is completed. Our SEC file number is 0-22146.

         You may request a copy of these filings, at no cost, by writing to our Corporate Secretary at Applied Biometrics, Inc., 501 East Highway 13, Suite 108, Burnsville, Minnesota 55337 or by telephone at (952) 890-1123.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expect," "anticipate," "plan," "may," "estimate" or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from any future results, performance or achievements expressed in or implied by forward looking statements. Factors that may impact forward-looking statements include, among other things:

         *  our decision to cease business operations,
         * our decision to dispose of all remaining corporate assets and the uncertainty of obtaining any meaningful value,
         * the uncertainty of our continued listing on the Nasdaq SmallCap market,
         * other risk factors discussed in the "Risk Factors" section below in this prospectus and from time to time in our filings with the Securities and Exchange Commission.

                 ABOUT APPLIED BIOMETRICS - RECENT DEVELOPMENTS

         We have been in development of advanced medical diagnostic and monitoring systems, and are currently terminating our operating capabilities and positioning ourselves for business sale or liquidation.

         Applied Biometrics was founded in 1984 to develop and market a cardiac output monitoring system using an ultrasound probe mounted in an endotrachial tube. After a number of years of research and development, we decided in 1996 to focus our efforts on a derivative of this device; a new, intra-operative cardiac output system using a disposable ultrasound probe applied directly to the ascending aorta. These efforts resulted in the Basis System, which was in development through July 2000.

         In July 2000, we announced that due to significant technical issues facing the Basis System that commercialization of the System was unlikely in the near term. We determined that upon analysis of recent procedures with the Basis System, two significant issues were identified. The first issue was the System's ability to work successfully in the event of considerable variability or turbulence in a patient's blood flow. The second issue involves errors arising from the positioning of the System's probe during and after the surgical procedure. Degradation of the probe's attachment or position on the patient's aorta will introduce data errors in to the System and result in inaccurate cardiac output. Both of these problems impact the System's performance, reliability and market potential.

         As we researched these technical issues, we took steps to reduce our operating costs and workforce and accelerate our efforts to find strategic alternatives. We also discussed the potential sale of the company or technology with a number of parties without success. Ultimately we determined that the resolution of our technical challenges and the commercialization of our product were beyond our current financial resources. Accordingly, we have decided to terminate business operations and to dispose of our remaining corporate assets.

         We are incorporated in Minnesota and have our principal executive offices at 501 East Highway 13, Suite 108, Burnsville, Minnesota 55337. Our telephone number is (952) 890-1123.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS ALL OF THE OTHER MATTERS SET FORTH ELSEWHERE IN THIS PROSPECTUS.

         WE HAVE DECIDED TO CEASE BUSINESS OPERATIONS AND ARE NOT A GOING
CONCERN

         We have decided to terminate business operations due to technical difficulties our sole product, the Basis System, and our limited financial resources. We have terminated our entire workforce and are in the process of disposing of all corporate assets, resolving remaining liabilities and obligations and positioning the company for sale or liquidation. As a result, an investment in the shares will not allow any ability to profit from future business or operations as formerly conducted by the company. Although we may seek to complete a reverse merger of the company with another operation company, we make no assurance as to our ability to conclude such a transaction or the business, financial condition or results of operations of any successor entity.

         WE HAVE DECIDED TO DISPOSE OF ALL CORPORATE ASSETS AND POSITION THE COMPANY FOR SALE OR LIQUIDATION AND CANNOT ASSURE YOU THAT ANY MEANINGFUL VALUE WILL BE ACHIEVED AND BE AVAILABLE FOR DISTRIBUTION

         In conjunction with our decision to cease business operations we have also decided to dispose of our remaining corporate assets. We cannot be certain that we will be able to obtain any meaningful value from these assets, which include our intellectual property assets, machinery, equipment and furniture, or that we will be able to complete any corporate transaction such as a reverse merger. To date, we have discussed the potential sale of the business and technology with a number of parties without success. In addition, we will incur costs to terminate our workforce and settle our remaining contracts, commitments and obligations. Even though, we are working to positioning the company for merger or liquidation, we cannot be certain that any meaningful amount will be available for distribution to shareholders.

         OUR COMMON STOCK WILL LIKELY BE DELISTED FROM THE NASDAQ SMALLCAP MARKET, WHICH WILL ADVERSELY AFFECT THE MARKET FOR SUCH SHARES.

         Our common stock is currently traded on the Nasdaq SmallCap Market, and we are required to meet certain financial criteria for continued listing. We will not be able to satisfy these criteria, and anticipate that our common stock will be delisted from the Nasdaq SmallCap Market as a result. Consequently, the liquidity of our common stock will likely be impaired, not only in the number of shares which may be bought and sold, but also through delays in the timing of transactions and reduction in security analysts and news media coverage, if any.

         Additionally, federal regulations under the Securities Exchange Act of 1934 regulate the trading of so-called "penny stocks," which are generally defined as any security not listed on a national securities exchange or the Nasdaq Stock Market, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Because our common stock currently trades below $5.00 per share, delisting from the Nasdaq SmallCap Market will subject us to the full range of the penny stock rules. Under these rules, broker-dealers must take certain steps prior to selling a "penny stock," including: (i) obtaining financial and investment information from the investor;
(ii) obtaining a written suitability questionnaire and purchase agreement signed by the investor; and (iii) providing the investor a written identification of the shares being offered and the quantity of the shares. If these rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of the comprehensive penny stock rules will make it more difficult for broker-dealers, and, consequently, our shareholders, to sell our common stock in the secondary trading market.

                              PLAN OF DISTRIBUTION

         We are registering the resale of 1,958,250 shares of our common stock on behalf of certain selling shareholders. All of the shares were issued by us in connection with private placement financings or are issuable upon exercise of outstanding warrants. We will not receive any proceeds from this offering.

         The selling shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. All of such persons are "selling shareholders" as that term is used in this prospectus. The selling shareholders will act independently of Applied Biometrics in making decisions with respect to the timing, manner and size of each sale.

         Sales by the selling shareholders may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

         * a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,
         *  purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,
         *  an exchange distribution in accordance with the rules of such exchange,
         * ordinary brokerage transactions and transactions in which the broker solicits purchasers, and
         *  in privately negotiated transactions.

         In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         To the extent required, this prospectus may be amended or supplemented from time to time in the manner discussed below to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

         The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or on a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both.

Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders have advised Applied Biometrics that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by selling shareholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

         * the name of each such selling shareholder and of the participating broker-dealer(s),
         *  the number of shares involved,
         *  the price at which such shares were sold,
         * the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
         * that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
         *  other facts material to the transaction.

         In addition, upon being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

         The following table sets forth information regarding the shares offered and the beneficial ownership of common stock by the selling shareholders as of April 30, 2000. Information is also provided with respect to any position, office or material relationship that a selling shareholder has had with Applied Biometrics within the past three years. Except as described in the footnotes below, the selling shareholders possess sole voting and investment power with respect to the shares shown. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

                                                                                         SHARES BENEFICIALLY OWNED
                                                          SHARES         NUMBER OF        AFTER COMPLETION OF THE
                                                       BENEFICIALLY        SHARES              OFFERING(1),(2)
                                                      OWNED PRIOR TO       BEING
            NAME OF SELLING SHAREHOLDER              THE OFFERING(1)      OFFERED          NUMBER     % OF CLASS(3)
Miller, Johnson & Kuehn, Inc.(4)
5500 Wayzata Boulevard, Suite 800
Minneapolis, MN 55416..............................      25,575(5)          25,575                --         *

Miller, Johnson & Kuehn, Inc.(4) Investment Pool
5500 Wayzata Boulevard, Suite 800
Minneapolis, MN 55416..............................       5,000(6)           5,000                --         *

David B. Johnson(7)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................     618,320(8)          52,802           412,300       7.0%

------------------------
 * Less Than 1%

(1) Based upon questionnaires received from the selling shareholder, or their representative, in connection with the preparation of a registration statement on Form S-3, of which this prospectus is a part.
(2) This assumes all shares being offered and registered hereunder are sold, although the selling shareholders are not required to sell any shares.
(3) Based upon 5,881,504 shares of common stock outstanding as of April 30, 2000.
(4) Miller, Johnson & Kuehn, Incorporated ("MJK") acts as the principal market maker for our common stock and we maintain an investment banking relationship with the firm. During 1999 and 2000, we engaged MJK as our agent in connection with three private placements totaling 932,500 shares, and 525,000 warrants to purchase shares, of common stock. In consideration of MJK's services, we paid MJK selling commissions of $292,875, equal to 10% of the aggregate price of the securities sold by MJK in the private placements, and issued MJK warrants to purchase 93,250 shares of common stock. We also reimbursed MJK for certain expenses and its legal fees in connection with the placements. From time to time we may enter into similar arrangements with MJK regarding private placements, securities offerings or other investment banking activities.
(5) Amount includes warrants to purchase 25,575 shares that are exercisable within sixty days.
(6) Amount includes warrants to purchase 5,000 shares that are exercisable within sixty days.
(7) David B. Johnson is a principal shareholder in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 19,469 of the warrants it received in the private placements to Mr. Johnson.
(8) Amount includes 294,950 shares beneficially owned by Mr. Johnson's wife, 250 shares beneficially owned by his son, the shares owned by the David B. Johnson Family Foundation, and warrants to purchase 19,469 shares that are exercisable within sixty days. Mr. Johnson has sole voting and dispositive power with respect to 141,102 shares and shares voting and dispositive power with respect to 477,218 shares.

David B. Johnson(7) Family Foundation
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................     182,018(9)         153,218            28,800         *

Paul R. Kuehn(10)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................      94,469(11)         19,469            75,000       1.3%

Eldon C. Miller(12)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................      80,206(13)          5,206            75,000       1.3%

Stanley D. Rahm(14)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................      81,556(15)          7,506            74,050       1.3%

Joseph D. Leach(16)
c/o Miller, Johnson & Kuehn, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416..............................      11,025(17)         11,025                --         *

Aaron Boxer Revocable Trust
Aaron Boxer Trustee u/a dtd 8/1/89
7287 Sidonia Court
Boca Raton, FL 33433-6932..........................     609,333(18)        179,333           430,333       7.2%

------------------------
 * Less Than 1%

(9) Amount includes warrants to purchase 76,609 shares that are exercisable within sixty days.
(10) Paul R. Kuehn is a principal shareholder in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 19,469 of the warrants it received in the private placements to Mr. Kuehn.
(11) Amount includes warrants to purchase 19,469 shares that are exercisable within sixty days.
(12) Eldon C. Miller is a principal shareholder in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 5,206 of the warrants it received in the private placements to Mr. Miller.
(13) Amount includes warrants to purchase 5,206 shares that are exercisable within sixty days.
(14) Stanley D. Rahm is a principal shareholder in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 7,506 of the warrants it received in those private placements to Mr. Rahm.
(15) Amount includes warrants to purchase 7,506 shares that are exercisable within sixty days.
(16) Joseph D. Leach is an associate in the firm of Miller, Johnson & Kuehn, Incorporated. Subsequent to the closing of the private placements discussed above in Footnote No. 4, MJK transferred 11,025 of the warrants it received in those private placements to Mr. Leach.
(17) Amount includes warrants to purchase 11,025 shares that are exercisable within sixty days.
(18) Amount includes warrants to purchase 73,000 shares that are exercisable within sixty days.

Andrew M. Weiss(19)
4515 Moorland Avenue
Edina, MN 55424....................................     347,668(20)          4,500           343,168(21)   5.5%

Camille M. Meyer(22)
615 Fairview Avenue S.
St. Paul, MN 55116.................................      57,420(23)          3,000            54,420(24)     *

Demetre M. Nicoloff(25)
1492 Hunter Rd.
Wayzata, MN 55391..................................     112,500(26)         15,000            97,500(27)   1.6%

Norman Dann(28) Trustee
Of the Norman Dann Revocable dtd 12/3/90
5285 Howards Pt. Rd.
Shorewood, MN 55331................................      35,000(29)          5,000            30,000(29)     *

Exingent Investments L.P.
Jeffrey Green(30) G.P. or Mary Celeste
4700 S. Cliff Ave., #203
Sioux Falls, SD 57103..............................      40,000              5,000            35,000         *

Elizabeth Kempen(31)
1271 Choke Cherry Rd.
Lino Lakes, MN 55038...............................      41,000(32)            500            40,500(32)     *

Joshua Baltzell(33)
4608 Chowen Ave. S.
Minneapolis, MN 55410..............................      40,100(34)          2,500            37,600(34)     *

Vic Fabano(35)
2904 S. Chowen Ave.
Minneapolis, MN 55416..............................      41,000(32)            500            40,500(32)     *

------------------------
 * Less Than 1%

(19) Andrew M. Weiss is the President, Chief Executive Officer and a director of Applied Biometrics.
(20) Amount includes options to purchase 343,168 shares, and warrants to purchase 1,000 shares, that are exercisable within sixty days.
(21) Amount includes options to purchase 343,168 shares that are exercisable within sixty days.
(22) Camille M. Meyer is the Vice President, Finance, Chief Financial Officer and Secretary of Applied Biometrics.
(23) Amount includes options to purchase 54,420 shares, and warrants to purchase 1,000 shares, that are exercisable within sixty days.
(24) Amount includes options to purchase 54,420 shares that are exercisable within sixty days.
(25) Dr. Demetre M. Nicoloff is a director of Applied Biometrics.
(26) Amount includes options to purchase 40,000 shares, and warrants to purchase 5,000 shares, that are exercisable within sixty days.
(27) Amount includes options purchase 40,000 shares that are exercisable within sixty days.
(28) Norman Dann is a director of Applied Biometrics.
(29) Amount includes options to purchase 20,000 shares that are exercisable within sixty days.
(30) Jeffrey Green is a director of Applied Biometrics.
(31) Elizabeth Kempen is the Vice President, Quality, Regulatory and Clinical Affairs of Applied Biometrics.
(32) Amount includes options to purchase 40,500 shares that are exercisable within sixty days.
(33) Joshua Baltzell is the Vice President, Sales and Marketing of Applied Biometrics.
(34) Amount includes options to purchase 37,600 shares that are exercisable within sixty days.
(35) Vic Fabano is the Vice President, Operations of Applied Biometrics.

Steven R. Wedan(36)
14547 Alabama Ave. S.
Savage, MN 55378...................................      74,000(37)          3,000            71,000(37)   1.2%

Bruce A. Machmeier(38) & Andrea M. Machmeier
Jt/Ten
5500 Brookview Avenue
Edina, MN 55424....................................       6,000(39)          6,000                --         *

Pyramid Trading Ltd Partnership
440 South LaSalle, Suite 700
Chicago, IL 60605..................................     215,400(40)        215,400                --         *

Sol Menche & Rochelle Menche Jt/Ten
241 Viola Rd.
Monsey, NY 10952...................................     153,846(41)        153,846                --         *

Jeffrey D. Rahm(42) & Susan D. Rahm Jt/Ten
16810 45th Avenue N.
Plymouth, MN 55446.................................      25,385(43)         22,884             2,501         *

Kyle Mansfield
Mansfield & Foley
1108 Nicollet Mall, Suite 200
Minneapolis, MN 55403..............................      15,384(43)         15,384                --         *

John A. Altmann
12486 65th Avenue N.
Chippewa Falls, WI 54729...........................      20,384(43)         20,384                --         *

John J. Altmann Sr.
701 West Haven Road
Chippewa Falls, WI 54729...........................      15,384(43)         15,384                --         *

Paul Forsberg
932 Nine Mile Cove
Hopkins, MN 55343..................................     300,000(44)        300,000                --         *

Mark W. & Cindee N. Anderson JTWROS
Rt. 3, Box 2455
Aitkin, MN 56431...................................      12,000             10,000             2,000         *

Arnold Zousmer
P.O. Box 9906
Rancho Santa Fe, CA 92087..........................      17,500             10,000             7,500         *

------------------------
 * Less Than 1%

(36) Steve Wedan is the former Vice President, Engineering and Chief Technology Officer of Applied Biometrics.
(37) Amount includes options to purchase 71,000 shares that are exercisable within sixty days.
(38) Bruce A. Machmeier, Esq. is a partner with the firm of Oppenheimer Wolff & Donnelly LLP, Applied Biometrics' legal counsel.
(39) Amount includes warrants to purchase 3,000 shares that are exercisable within sixty days.
(40) Amount includes warrants to purchase 107,700 shares that are exercisable within sixty days.
(41) Amount includes warrants to purchase 76,923 shares that are exercisable within sixty days.
(42) Jeffrey D. Rahm is an associate in the firm of Miller, Johnson and Kuehn, Incorporated.
(43) Amount includes warrants to purchase 7,692 shares that are exercisable within sixty days.
(44) Amount includes warrants to purchase 150,000 shares that are exercisable within sixty days.

L.B. Eickhoff Revocable Trust
L.B. Eickhoff Trustee
716 Nevada Avenue
Adrian, MN 56110...................................      22,000             10,000            12,000         *

Delano R. Nelson
11801 Lockridge Avenue South
Hastings, MN 55033-8406............................      20,000             10,000            10,000         *

Daniel & Christina Y. Wong JTWROS
7055 Bret Harte Dr.
San Jose, CA 95120.................................      18,000             10,000             8,000         *

XPER International, Ltd.
10198 E. Horizon Drive
Scottsdale, AZ 85262...............................      15,000             15,000                --         *

John V. McLaughlin
1214 Horizon Drive
Marshall, MN 56258.................................      19,900             10,000             9,900         *

Timothy J. & Laurie J. McCoy JTWROS
6627 Pinnacle Drive
Eden Prairie, MN 55346.............................      10,000             10,000                --         *

Weiss Family Trust DTD 6/2/92
Howard R. Weiss, Trustee
8355 Lakeside Drive
Reno, NV 89511.....................................      20,000             10,000            10,000         *

Oscar E. Swanky
11811 N. Tatum Blvd., Suite 4050
Phoenix, AZ 85028..................................      25,000             10,000            15,000         *

Gerome G. Henkemeyer
2613 Meadowrose Blvd.
St. Cloud, MN 56301................................      30,000             10,000            20,000         *

Thomas E. Miller
6921 York Ave. S.
Minneapolis, MN 55435..............................      10,000             10,000                --         *

W. Mathew Juechter
24350 N. Whispering Ridge Way
Scottsdale, AZ 85255...............................      50,000             20,000            30,000         *

R.L. Williamson & R.A. Williamson JTWROS
10087 E. Graythorn
Scottsdale, AZ 85262...............................      10,000             10,000                --         *

Lewis D. & Paula M. Yarborough JTWROS
10087 E. Graythorn
Scottsdale, AZ 85262...............................      10,000             10,000                --         *

Gordon J. Bailey Revocable Trust
Gordon J. Bailey Trustee
1033 Century Ave.
Newport, MN 55055..................................      14,000             10,000             4,000         *


 * Less Than 1%

Harley Younggren
P.O. Box 309
Hallock, MN 56728..................................      11,000             10,000             1,000         *

Dick Downs
400 Armstrong Blvd. N.
St. James, MN 56081................................      20,000             10,000            10,000         *

Raymond G. Ostrom
9653 16th Ave. S.
Bloomington, MN 55425..............................      13,000             10,000             3,000         *

Donald J. Daniel
12133 Bluebird Circle
Coon Rapids, MN 55448..............................      12,000             10,000             2,000         *

Robert J. Dondelinger
Trinity Park Rd.
Thief River Falls, MN 56701........................      20,000             10,000            10,000         *

James C. Klouda
6911 Webster
Downers Grove, IL 60516............................      10,000             10,000                --         *

Thomas Mayberry
119 S. 7th St.
St. James, MN 56081................................      17,000             10,000             7,000         *

Alice W. Juhl Living Trust
Alice W. Juhl, Trustee
104 Glen Oaks Drive
New London, MN 56273...............................      11,000             10,000             1,000         *

Dan Rathka
3210 W. Brocker
Metamora, MI 48455.................................      20,000             10,000            10,000         *

Southwest Securities Inc. TTEE FBO
Patrick A. Fleming IRA
2810 IDS Center
80 South 8th Street
Minneapolis, MN 55402..............................      40,000             10,000            30,000         *

Maurice J. Gallagher
3291 N. Buffalo Dr., Suite B
Las Vegas, NV 89129................................      36,000             16,000            20,000         *

Raymond A. Rathka
31 Fisher Road
Grosse Pointe, MI 48230............................     114,966             40,000            74,966       1.3%


 * Less Than 1%

David E. Meillier
P.O. Box 446
806 SW 2nd Street
Faribault, MN 55021................................      18,500             10,000             8,500         *

Arnell Business Forms, Inc.
Money Pension Plan & Trust u/a/dtd 1/1/80
Alex J. Schraw, Trustee
Thomas E. Peterka, Trustee
255 E. Roselawn Ave. #39
St. Paul, MN 55117.................................      20,500             10,000            10,500         *

Lorraine A. Trotter Trust
Sally Jo Ohliger, Trustee
800 8th St.
Granite Falls, MN 56241............................      10,000             10,000                --         *

Hayden R. & LaDonna M. Fleming
Revocable Trust
Hayden R. Fleming(45), Trustee
17797 N. Perimeter Drive, Suite 105
Scottsdale, AZ 85255...............................      62,000             10,000            52,000         *

Southwest Securities, Inc. TTEE FBO
LaDonna Fleming IRA
80 S. 8th Street
2810 IDS Center
Minneapolis, MN 55402..............................      11,500              6,500             5,000         *

Emmerson Enterprises, Inc.
Profit Sharing Trust
Craig Emmerson, Trustee
11811 N. Tatum Blvd., #4050
Phoenix, AZ 85028..................................      12,000             10,000             2,000         *

Eldon V. Danenhauer
P.O. Box 454
1398 Beard Creek Trail
Edwards, CO 81632..................................      11,700             11,700                --         *

JTW Family Limited Partnership
Joseph H. Wang, General Partner
P.O. Box 550
Willmar, MN 56201..................................      10,500             10,000               500         *

------------------------
 * Less Than 1%

(45) Hayden R. Fleming is a principal shareholder of Fleming Securities. In 1999, we engaged Fleming Securities as our agent in connection with the private placement of 407,500 shares of common stock. In consideration of Fleming Securities' services, we paid selling commissions of $122,250, equal to 10% of the aggregate price of the securities sold by Fleming Securities in the private placement. We also reimbursed them for certain expenses and their legal fees in connection with the placement. From time to time we may enter into similar arrangements with Fleming Securities regarding private placements, securities offerings or other investment banking activities.

Norma Van Ryswyk
7117 Maple Drive
P.O. Box 3717
Des Moines, IA 50322...............................      10,000              5,000             5,000         *

David E. Riviere
31-13 Quail Ridge Drive
Plainsboro, NJ 08536...............................       6,500              5,000             1,500         *

Eugene A. Anderson Revocable Trust
Eugene A. & Grace Anderson TTEES
u/a/dtd 10/26/95
Rt. 2 Box 110
Montross, SD 57048.................................      10,000              5,000             5,000         *

Steven Oberg
18815 27th Ave. N.
Plymouth, MN 55447-1516............................       2,750              2,500               250         *

Donald C. Kettner Revocable Trust
Donald C. Kettner TTEE dtd 5/30/90
1797 Tipton Circle NW Ste. 109
Elk River, MN 55330................................      20,000             10,000            10,000         *

Kenneth G. Benson
C/O Benson-Orth Assoc., Inc.
14001 Rigdedale Dr. Ste. 320
Minnetonka, MN 55305...............................       7,500              5,000             2,500         *

Theodore C. & Judith S. Frank JT Ten.
6633 Cherokee Trail W.
Eden Prairie, MN 55344.............................      26,250             26,250                --         *

Robert W. Clark Self-Declared Trust
Robert W. Clark TTEE u/a dtd 11/12/90
315 Woodland Rd.
Lake Bluff, IL 60044...............................      30,000             10,000            20,000         *

Gerald Gutowski Living Trust
Gerald Gutowski TTEE dtd 4/4/94
7472 Galloway Ct.
Indianapolis, IN 46250.............................      10,000             10,000                --         *

Ebner Trust
William B. Ebner & Joan M. Ebner, Trustees
u/a/dtd 1/26/93
1109 Poplar
Cameron, WI 54822..................................      10,000              5,000             5,000         *

Thomas Tsatsos IRA
First Trust Nat'l Assoc. TTEE
7400 Edinborough Way, Apt.  5310
Edina, MN 55435....................................       7,000              5,000             2,000         *


 * Less Than 1%

Ardell Baskerville Revocable Trust
Ardell Baskerville & Theodore C. Frank TTEES
dtd 3/14/91
6633 W. Shore Drive
Edina, MN 55435....................................      27,085             27,085                --         *

First Bank N.A. TTEE FBO
John Albers Trust
John R. Albers
3825 Gillon Ave.
Dallas, TX 75205...................................     110,019             66,666            43,353         *

John O. Hanson
14116 Frontier Lane
Burnsville, MN 55337...............................      37,500             37,500                --         *

William O. Naegele
4300 Baker Rd.
Minnetonka, MN 55343...............................      10,000             10,000                --         *

Stephen G. Loe SEP/IRA
First Trust N.A. TTEE
4300 Baker Rd., #4 Watertown Place
Minnetonka, MN 55343...............................      10,000             10,000                --         *

Richard P. Confer IRA
First Trust N.A. TTEE
424 N. Riverfront Ste. 200
Mankato, MN 56001..................................      10,000             10,000                --         *

Carol C. Greenwald & Dan L. Greenwald
RR 6 Box 47
Mankato, MN 56001-9203.............................      10,000             10,000                --         *

Jubran & Pauline Hoche JTE
7282 Sidonia Court
Boca Raton, FL 33433...............................      33,333             33,333                --         *

John H. Jungbauer
12122 Everton Ave. N.
White Bear Lake, MN 55110..........................      10,000             10,000                --         *
                                                                         ---------

                                                                         1,958,250
                                                                         =========

 * Less Than 1%


                                  LEGAL MATTERS

         Certain legal matters regarding the validity of the shares of common stock offered hereby will be passed upon by Oppenheimer Wolff & Donnelly LLP. As noted above, Bruce A. Machmeier is one of the selling shareholders and a partner with the firm of Oppenheimer Wolff & Donnelly LLP.

                                     EXPERTS

         Our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this prospectus and the related registration statement have been audited by Ernst & Young LLP, independent auditors, as of and for the year ended

December 31, 1999, and by PricewaterhouseCoopers LLP, independent accountants, as of and for the year ended December 31, 1998. Our financial statements are incorporated by reference in reliance on the reports of Ernst & Young LLP and PricewaterhouseCoopers LLP, given on their authority as experts in accounting and auditing. The report of Ernst & Young LLP, as of and for the year ended December 31, 1999, contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements included in our Annual Report on Form 10-K. Audited financial statements included in subsequently filed documents will be incorporated by reference in this prospectus and the related registration statement in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission), given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The table below sets forth the estimated expenses (except the SEC registration fee, which is an actual expense) in connection with the offer and sale of the shares of common stock covered by this Registration Statement. None of these expenses will be borne by the selling shareholders.


         Registration fee..................................... $     967
         Blue sky fees........................................     2,000
         Legal fees and expenses..............................     5,000
         Accounting fees and expenses.........................     6,000
         Miscellaneous........................................     1,000
                                                               ---------
                  Total....................................... $  14,967
                                                               =========


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit       Description of Exhibit
-------       ----------------------

4.1 Restated Articles of Incorporation of Applied Biometrics, as amended (incorporated by reference to Exhibit 3.1 to Applied Biometrics' Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-22146)).

4.2           Bylaws of Applied Biometrics (incorporated by reference to Exhibit
              3.2 to Applied Biometrics' Registration Statement on Form SB-2 (File No. 33-63754C)).

4.3 Form of Common Stock Certificate of Applied Biometrics (incorporated by reference to Exhibit 4.1 to Applied Biometrics' Registration Statement on Form SB-2 (File No. 33-63754C)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1          Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit
              5.1).

23.2          Consent of Ernst & Young LLP (filed herewith electronically).

23.3 Consent of PricewaterhouseCoopers LLP (filed herewith electronically).
24.1          Power of Attorney (included on page II-2 of this Registration
              Statement). *

------------------------------------
* Indicates item previously filed.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnsville, State of Minnesota.


Dated: September 12, 2000              APPLIED BIOMETRICS, INC.


                                       By: /s/ Andrew M. Weiss
                                           -------------------------------------
                                           Andrew M. Weiss
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 6, 2000 in the capacities and on the dates indicated.

Signature                         Title
---------                         -----

/s/ Andrew M. Weiss             President and Chief Executive Officer (Principal
----------------------------    Executive Officer) and Director
Andrew M. Weiss

/s/ Camille M. Meyer            Vice President of Finance and Chief Financial
----------------------------    Officer (Principal Financial and Accounting
Camille M. Meyer                Officer)

*
----------------------------
Norman Dann                     Director

*
----------------------------
Jeffrey Green                   Director

*
----------------------------
Demetre Nicoloff, M.D., PhD.    Director


------------

*   /s/ Andrew M. Weiss
    ------------------------
    Andrew M. Weiss
    Attorney-in-fact
    and
    /s/ Camille M. Meyer
    ------------------------
    Camille M. Meyer
    Attorney-in-fact

                                  EXHIBIT INDEX

Item No.   Description                              Method of Filing
--------   -----------                              ----------------

4.1        Restated Articles of Incorporation of
           Applied Biometrics, as amended.......... Incorporated by reference to
                                                    Exhibit 3.1 to Applied
                                                    Biometrics' Annual Report on
                                                    Form 10-K for the year ended
                                                    December 31, 1999 (File No.
                                                    0-22146).

4.2        Bylaws of Applied Biometrics............ Incorporated by reference to
                                                    Exhibit 3.2 to Applied
                                                    Biometrics' Registration
                                                    Statement on Form SB-2 (File
                                                    No. 33-63754C).

4.3        Form of Common Stock Certificate of
           Applied Biometrics...................... Incorporated by reference to
                                                    Exhibit 4.1 to Applied
                                                    Biometrics' Registration
                                                    Statement on Form SB-2 (File
                                                    No. 33-63754C).

5.1        Opinion and Consent of Oppenheimer
           Wolff & Donnelly LLP.................... Filed herewith
                                                    electronically.

23.1       Consent of Oppenheimer Wolff &
           Donnelly LLP ........................... Included in Exhibit 5.1.

23.2       Consent of Ernst & Young LLP ........... Filed herewith
                                                    electronically.

23.3       Consent of PricewaterhouseCoopers LLP... Filed herewith
                                                    electronically.

24.1       Power of Attorney....................... Included on page II-2 of this Registration
                                                    Statement.*

------------------------------------
* Indicates item previously filed.